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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                January 31, 2001
           -----------------------------------------------------------
               (Date of Report) (Date of earliest event reported)

                                  PROXIM, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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
Delaware                                           0-22700                            77-0059429
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(State or other jurisdiction                     (Commission                        (IRS Employer
  of incorporation)                              File Number)                     Identification No.)
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
510 DeGuigne Drive, Sunnyvale, California                                         94086
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(Address of principal executive offices)                                        (Zip Code)



Registrant's telephone number, including area code:                           (408) 731-2700
                                                                           -------------------
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                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events

     On January 23, 2001, Proxim, Inc. ("Proxim") entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") by and among Proxim, ALK Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Proxim ("Merger Sub"), and Netopia, Inc., a Delaware corporation ("Netopia"), pursuant to which Merger Sub will be merged with and into Netopia, with Netopia surviving the merger as a wholly-owned subsidiary of Proxim (the "Merger"). The Merger will be structured as a tax-free reorganization and will be accounted for as a purchase transaction.

     In connection with the Merger, each outstanding share of Netopia common stock, $0.001 par value per share ("Netopia Common Stock"), will be converted into 0.3 shares of Proxim common stock, $0.001 par value per share ("Proxim Common Stock"). Each outstanding option to purchase shares of Netopia Common Stock with an exercise price per share (as of immediately prior to the effective time of the Merger) of less than $14.87 will be assumed by Proxim and converted into an option to purchase a number of shares of Proxim Common Stock, adjusted based on the exchange ratio, with the exercise price adjusted accordingly. Proxim and Netopia have received fairness opinions from their respective financial advisors in connection with the Merger.

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     Each party's obligation to consummate the Merger is contingent upon approval and adoption of the Reorganization Agreement and the Merger by the stockholders of Netopia, the approval of the issuance of shares of Proxim Common Stock to be issued in the Merger by the stockholders of Proxim, the absence of a material adverse change with respect to the other party, favorable legal opinions to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and certain other customary conditions set forth in the Reorganization Agreement.

     In connection with the Reorganization Agreement, Proxim and Netopia executed a Stock Option Agreement, dated January 23, 2001 (the "Stock Option Agreement"), pursuant to which Proxim has the right, under certain circumstances, to purchase up to 19.99% of Netopia common stock issued and outstanding as of January 23, 2001, at a price per share of $11.08. The Stock Option Agreement is filed as an Exhibit to this report and is herein incorporated by reference.

     In addition, certain stockholders of Proxim and Netopia have entered into voting agreements with Netopia and Proxim, respectively, in connection with the Merger. The Proxim voting agreements provide that certain stockholders will vote their shares of Proxim Common Stock in favor of the issuance of Proxim Common Stock pursuant to the Merger. The Netopia voting agreements provide that certain stockholders will vote their shares of Netopia Common Stock in favor of approval of the Reorganization Agreement and the Merger. In addition, certain affiliates of Netopia have entered into affiliate agreements with Proxim. The affiliate agreements contain restrictions under Rule 145 of the Securities Act of 1933, as amended.

     The foregoing description of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Reorganization Agreement, which is filed as an Exhibit to this report and is herein incorporated by reference.

     It is anticipated that, assuming all conditions to the Merger are satisfied, the Merger will occur and a closing will be held during late first quarter or early second quarter 2001. The obligations of the parties under the Reorganization Agreement may be terminated by either party if the Merger has not occurred by June 30, 2001.


Item 7. Financial Statements and Exhibits

        (c)  Exhibits
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
           2.1 Agreement and Plan of Reorganization by and among Proxim, Inc., ALK Acquisition Corp., and Netopia, Inc. , dated January 23, 2001.

          99.1 Form of Voting Agreement between Proxim and certain stockholders of Netopia.

          99.2 Form of Voting Agreement between Netopia and certain stockholders of Proxim.

          99.3   Form of Stock Option Agreement.

          99.4   Officers Signing Employment and Non-Competition Agreements.

          99.5   Form of Affiliate Agreement.

          99.6 Press release dated January 23, 2001, entitled "Proxim to Acquire Netopia, Extending Leadership in Broadband Networking Solutions."
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 31, 2000                PROXIM, INC.


                                       By: /s/ KEITH E. GLOVER
                                           -------------------------------------
                                           Keith E. Glover
                                           Chief Financial Officer,
                                           Vice President of
                                           Finance & Administration



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                                INDEX TO EXHIBITS

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
Exhibits
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
 2.1 Agreement and Plan of Reorganization by and among Proxim, Inc., ALK Acquisition Corp., and Netopia, Inc. , dated January 23, 2001.

99.1 Form of Voting Agreement between Proxim and certain stockholders of Netopia.

99.2 Form of Voting Agreement between Netopia and certain stockholders of Proxim.

99.3   Form of Stock Option Agreement.

99.4   Officers Signing Employment and Non-Competition Agreements.

99.5   Form of Affiliate Agreement.

99.6 Press release dated January 23, 2001, entitled "Proxim to Acquire Netopia, Extending Leadership in Broadband Networking Solutions."
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